SCHEDULE 14A
                           (RULE 14A-101)
                      SCHEDULE 14A INFORMATION
    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                        EXCHANGE ACT OF 1934

Filed by the Registrant   (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

(  )  Preliminary Proxy Statement

(  )  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
      14A-6(E)(2))

(  )  Definitive Proxy Statement

(  )  Definitive Additional Materials

(X )  Soliciting Material Pursuant to Rule 14a-12

                             FILING BY:


                           US AIRWAYS GROUP, INC
       -------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

   ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( X ) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            -------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------


      (4)   Proposed maximum aggregate value of transaction:

            -------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------

( ) Fee paid previously with preliminary materials.

      ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:



      (2)   Form, Schedule or Registration Statement No.:



      (3)   Filing Party:



      (4)   Date Filed:



       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                            JULY 28, 2000


                                                            NEWS RELEASE

                                                            2345 Crystal Drive
                                                            Arlington, VA 22227

[LOGO OF US AIRWAYS]                                        Contact:
                                                            (703) 872-5100


-------------------------------------------------------------------------------




                    US AIRWAYS TO BUILD CHARLOTTE HANGAR
                         FOR OVERNIGHT MAINTENANCE

      ARLINGTON, Va., July 19 - US Airways' Board of Directors gave approval today for construction of a new $10 million hangar in Charlotte to accommodate overnight maintenance of aircraft.

      The 46,000-square foot facility will be constructed next to existing hangar facilities, which are used for longer-term "heavy" maintenance. Construction is expected to be completed in early 2001.

      "The Charlotte airport has emerged as a world-class facility that serves both passenger and maintenance needs well. With this addition of a new overnight maintenance facility, it will be even better positioned to become the leading airport in the Southeast," said US Airways Chairman Stephen M. Wolf.

      United Airlines Chairman and CEO Jim Goodwin said: "United is committed to increasing service at the Charlotte hub and to developing it as a competitive alternative to Atlanta once the merger transaction with US Airways is completed. This additional line maintenance hangar will be a welcomed addition at Charlotte."

      Gov. Jim Hunt of North Carolina said, "I'm delighted US Airways is expanding in Charlotte. Our state was First In Flight and this announcement means North Carolina is continuing to build on its long legacy in the field of aviation. We are grateful for US Airways' commitment to North Carolina, we are excited about these plans and want to do all we can to make it a success."

      With more than 495 jet and US Airways Express flights daily serving more than 100 destinations nonstop, Charlotte is well positioned as a major domestic and international hub. US Airways enplaned nearly 10 million passengers at Charlotte in 1999 and has more than 8,500 employees in the Charlotte area.

      US Airways, the US Airways Express carriers, US Airways Shuttle, and low-fare MetroJet fly to 205 destinations worldwide, including 38 states in the U.S., Bermuda, Cancun, Grand Cayman, Montego Bay, Nassau, San Juan, St. Thomas, St. Maarten, St. Croix, and the Canadian destinations of Toronto, Montreal, Ottawa, Hamilton, and London, Ontario. US Airways' transatlantic destinations include Frankfurt, London, Madrid, Munich, Paris and Rome.

                          PARTICIPANT INFORMATION

In connection with the merger of US Airways with a wholly-owned subsidiary of UAL Corporation, US Airways filed a preliminary proxy statement on
Schedule 14A with the United States Securities and Exchange Commission (the "SEC") on July 6, 2000. STOCKHOLDERS OF US AIRWAYS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Information concerning participants in the solicitation of proxies by US Airways from stockholders to approve the merger as well as information on how you can get the definitive proxy statement for free, when it becomes available, and other relevant documents, on the SEC web site is contained in the Schedule 14A filed by US Airways with the SEC pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, on May 25, 2000.




           US AIRWAYS GROUP 2nd QUARTER NET INCOME IS $80 MILLION

     ARLINGTON, Va., July 19, 2000 - US Airways Group, Inc., reported net income for the second quarter today of $80 million on revenues of $2.4 billion. Operating income for the quarter was $168 million. Diluted earnings per common share were $1.17.

     "While there was a significant impact on earnings from the high cost of fuel, US Airways has benefited from the improved business climate affecting the entire industry," said US Airways President and CEO Rakesh Gangwal.

     Gangwal noted that there were a number of major developments during the quarter, including the approval of a new flight attendant contract, continued gains internationally and the rapid development of US Airways' new Airbus fleet, with the addition of A330-300 transatlantic aircraft as well as new single-aisle A319s and A320s.

     "Despite the competitive pressures from low-cost carriers and the challenge of an unusual number of summer storms and associated air traffic control delays, US Airways' employees are to be congratulated for remaining focused on providing the highest levels of service," Gangwal said.

     US Airways Chairman Stephen M. Wolf said, "Going forward, we are focused on bringing to fruition the merger between US Airways and United Airlines, a development that will bring great benefit to the traveling public as well as the employees and shareholders of US Airways."

     US Airways Group's operating income of $168 million was down by 39.8 percent from the $279 million reported in the second quarter of 1999. This was the result primarily of sharply increased fuel costs and the negative impact on passenger volume and yields from threatened labor action at the end of the first quarter that continued to have an impact in the second. Total operating expenses for the quarter were $2.3 billion, an increase of
12.9 percent over the second quarter of 1999.

     Pre-tax income for the quarter was $135 million, 74.6 percent below the comparable 1999 figure of $532 million, which included a gain of $274 million relating to the company's sale of its interest in Galileo International, Inc. and expense credits totaling $16 million resulting from asset dispositions. Net income of $80 million was 74.8 percent below the second quarter 1999 net income figure of $317 million.

     On a per-share basis, the $1.17 figure for second quarter 2000 compares to $4.26 for second quarter 1999, including the nonrecurring items and $1.83 excluding nonrecurring items.

     For the second quarter of 2000, US Airways' revenue passenger miles increased by 11.4 percent with a 9.6 percent increase in available seat miles. The number of passengers increased by 5.4 percent, the length of the average passenger journey by 5.7 percent and the passenger load factor by
1.2 percentage points to 74.7 percent. Revenue per available seat mile was
13.33 cents, down 2.7 percent while cost per available seat mile was 12.62 cents, an increase of 2.0 percent, driven largely by increased fuel costs. Cost of aviation fuel per gallon for the quarter was 85.29 cents, an increase of 62.8 percent over the previous year.

     For the first six months of 2000, the net loss was $138 million as compared to net income, including one-time gains, of $363 million for the first half of 1999. Operating revenues for the period were $4.5 billion, an increase of 4.0 percent, while operating expenses were $4.5 billion, an increase of 12.8 percent. Operating income for the six-month period was $29 million as compared to $368 million in 1999, again largely reflecting increased fuel costs. Loss per common share for the period was $2.07 as compared to diluted earnings per share of $4.67, including one-time factors, in the first half of 1999.

     Revenue passenger miles for the six-month period increased 6.6 percent with an increase in available seat miles of 8.1 percent. The number of passengers carried increased 2.2 percent and the length of the average passenger journey by 4.5 percent, while the passenger load factor for the period declined by 1.0 percentage points to 69.7 percent. Revenue per available seat mile was 12.88 cents, down by 4.0 percent, while cost per available seat mile was 12.99 cents, an increase of 3.5 percent. Cost of aviation fuel per gallon was 86.98 cents, an increase of 81.5 percent over 1999.

                          Participant Information

     In connection with the merger of US Airways with a wholly-owned subsidiary of UAL Corporation, US Airways filed a preliminary proxy statement on Schedule 14A with the United States Securities and Exchange Commission (the "SEC") on July 6, 2000. STOCKHOLDERS OF US AIRWAYS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Information concerning participants in the solicitation of proxies by US Airways from stockholders to approve the merger as well as information on how you can get the definitive proxy statement for free, when it becomes available, and other relevant documents, on the SEC web site is contained in the Schedule 14A filed by US Airways with the SEC pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, on May 25, 2000.




NUMBER:  3930

                       US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                    Three Months Ended June 30,
                              -----------------------------------
                                 2000          1999      % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    2,212    $    2,063        7.2
 Cargo and freight                   39            35       11.4
 Other                              182           188       (3.2)
                              ---------     ---------
   Total Operating Revenues       2,433         2,286        6.4

Operating Expenses
 Personnel costs                    878           813        8.0
 Aviation fuel                      284           162       75.3
 Commissions                         99           130      (23.8)
 Aircraft rent                      125           105       19.0
 Other rent and landing fees        109           106        2.8
 Aircraft maintenance               126           120        5.0
 Other selling expenses             115            95       21.1
 Depreciation and amortization       92            77       19.5
 Other                              437           399        9.5
                              ---------     ---------
   Total Operating Expenses       2,265         2,007       12.9
                              ---------     ---------
   Operating Income                 168           279      (39.8)

Other Income (Expense)
 Interest income                     25            14       78.6
 Interest expense                   (65)          (47)      38.3
 Interest capitalized                 8             9      (11.1)
 Gain on sale of investment          --           274     (100.0)
 Other, net                          (1)            3     (133.3)
                              ---------     ---------
   Other Income (Expense), Net      (33)          253     (113.0)
                              ---------     ---------
Income (Loss) Before Taxes and
 Cumulative Effect of
 Accounting Change                  135           532      (74.6)

   Provision (Credit) for
   Income Taxes                      55           215      (74.4)
                              ---------     ---------
Income (Loss) Before Cumulative
 Effect of Accounting Change         80           317      (74.8)

Cumulative Effect of Accounting
 Change, Net of Applicable
 Income Taxes of $63 Million         --            --         --
                              ---------     ---------
Net Income (Loss)            $       80    $      317      (74.8)
                              =========     =========

Earnings (Loss) per Common Share
 Basic
  Before Accounting Change   $     1.19    $     4.34      (72.6)
  Cumulative Effect of
   Accounting Change         $       --    $       --         --
                              ---------     ---------
  Net Earnings (Loss) per
   Common Share              $     1.19    $     4.34      (72.6)
                              =========     =========

 Diluted
  Before Accounting Change   $     1.17    $     4.26      (72.5)
  Cumulative Effect of
   Accounting Change         $       --    $       --         --
                              ---------     ---------
  Net Earnings (Loss) per
   Common Share              $     1.17    $     4.26      (72.5)
                              =========     =========

Shares Used for Computation (000)
 Basic                           66,831        72,981
 Diluted                         68,282        74,457






                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                  Six Months Ended June 30,
                              -----------------------------------
                                 2000          1999      % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    4,096    $    3,919        4.5
 Cargo and freight                   78            75        4.0
 Other                              357           364       (1.9)
                              ---------     ---------
   Total Operating Revenues       4,531         4,358        4.0

Operating Expenses
 Personnel costs                  1,754         1,615        8.6
 Aviation fuel                      557           292       90.8
 Commissions                        190           254      (25.2)
 Aircraft rent                      250           219       14.2
 Other rent and landing fees        220           214        2.8
 Aircraft maintenance               256           238        7.6
 Other selling expenses             222           195       13.8
 Depreciation and amortization      183           158       15.8
 Other                              870           805        8.1
                              ---------     ---------
  Total Operating Expenses        4,502         3,990       12.8
                              ---------     ---------
  Operating Income                   29           368      (92.1)

Other Income (Expense)
 Interest income                     37            29       27.6
 Interest expense                  (122)          (97)      25.8
 Interest capitalized                17            17         --
 Gain on sale of investment          --           274     (100.0)
 Other, net                          --            17     (100.0)
                              ---------     ---------
  Other Income (Expense), Net       (68)          240     (128.3)
                              ---------     ---------
Income (Loss) Before Taxes and
 Cumulative Effect of Accounting
 Change                             (39)          608     (106.4)

 Provision (Credit) for
  Income Taxes                       (4)          245     (101.6)
                              ---------     ---------
Income (Loss) Before Cumulative
 Effect of Accounting Change        (35)          363     (109.6)

Cumulative Effect of Accounting
 Change, Net of Applicable Income
 Taxes of $63 million              (103)           --         --
                              ---------     ---------
Net Income (Loss)            $     (138)   $      363     (138.0)
                              =========     =========
Earnings (Loss) per Common Share
 Basic
  Before Accounting Change   $    (0.52)   $     4.76     (110.9)
  Cumulative Effect of
   Accounting Change         $    (1.55)   $       --         --
                              ---------     ---------
  Net Earnings (Loss) per
   Common Share              $    (2.07)   $     4.76     (143.5)
                              =========     =========

Diluted
 Before Accounting Change    $    (0.52)   $     4.67     (111.1)
 Cumulative Effect of
  Accounting Change          $    (1.55)   $       --         --
                              ---------     ---------
  Net Earnings (Loss) per
   Common Share              $    (2.07)   $     4.67     (144.3)
                              =========     =========

Shares Used for Computation(000)
 Basic                           66,665        76,205
 Diluted                         66,665        77,671





                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                                (unaudited)
                        (in millions)

                                   Three Months Ended June 30,
                              -----------------------------------
                                                             %
                                 2000          1999       Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    1,972    $    1,838        7.3
 US Airways Express
  transportation revenues           231           206       12.1
 Cargo and freight                   38            34       11.8
 Other                              158           170       (7.1)
                              ---------     ---------
  Total Operating Revenues        2,399         2,248        6.7

Operating Expenses
 Personnel costs                    814           755        7.8
 Aviation fuel                      264           150       76.0
 Commissions                         91           118      (22.9)
 Aircraft rent                      107            90       18.9
 Other rent and landing fees         98            97        1.0
 Aircraft maintenance               105            95       10.5
 Other selling expenses             104            85       22.4
 Depreciation and amortization       85            71       19.7
 US Airways Express capacity
  purchases                         185           159       16.4
 Other                              385           361        6.6
                              ---------     ---------
  Total Operating Expenses        2,238         1,981       13.0
                              ---------     ---------
  Operating Income                  161           267      (39.7)

Other Income (Expense)
 Interest income                     34            56      (39.3)
 Interest expense                   (66)          (47)      40.4
 Interest capitalized                 5             4       25.0
 Gain on sale of investment          --           274     (100.0)
 Other, net                          (2)            4     (150.0)
                              ---------     ---------
  Other Income (Expense), Net       (29)          291     (110.0)
                              ---------     ---------
Income (Loss) Before Taxes
 and Cumulative Effect of
 Accounting Change                  132           558      (76.3)

  Provision (Credit) for
   Income Taxes                      54           219      (75.3)
                              ---------     ---------
Income (Loss) Before
 Cumulative Effect of
 Accounting Change                   78           339      (77.0)

Cumulative Effect of
 Accounting Change, Net
 of Applicable Income
 Taxes of $63 Million                --            --         --
                              ---------     ---------
Net Income (Loss)            $       78    $      339      (77.0)
                              =========     =========




                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                                (unaudited)
                        (in millions)

                                    Six Months Ended June 30,
                              -----------------------------------
                                                            %
                                 2000          1999      Change
                              ---------     ---------   --------
Operating Revenues
 Passenger transportation    $    3,656    $    3,499        4.5
 US Airways Express
  transportation revenues           422           382       10.5
 Cargo and freight                   76            73        4.1
 Other                              304           334       (9.0)
                              ---------     ---------
  Total Operating Revenues        4,458         4,288        4.0

Operating Expenses
 Personnel costs                  1,625         1,499        8.4
 Aviation fuel                      517           269       92.2
 Commissions                        173           230      (24.8)
 Aircraft rent                      215           187       15.0
 Other rent and landing fees        200           196        2.0
 Aircraft maintenance               208           182       14.3
 Other selling expenses             201           177       13.6
 Depreciation and amortization      167           144       16.0
 US Airways Express capacity
  purchases                         364           305       19.3
 Other                              762           739        3.1
                              ---------     ---------
  Total Operating Expenses        4,432         3,928       12.8
                              ---------     ---------
  Operating Income                   26           360      (92.8)

Other Income (Expense)
 Interest income                     59           105      (43.8)
 Interest expense                  (123)          (97)      26.8
 Interest capitalized                 8             8         --
 Gain on sale of investment          --           274     (100.0)
 Other, net                          (4)           17     (123.5)
                              ---------     ---------
  Other Income (Expense), Net       (60)          307     (119.5)
                              ---------     ---------

Income (Loss) Before Taxes
 and Cumulative Effect of
 Accounting Change                  (34)          667     (105.1)

  Provision (Credit) for
   Income Taxes                      (3)          261     (101.1)
                              ---------     ---------
Income (Loss) Before
 Cumulative Effect of
 Accounting Change                  (31)          406     (107.6)

Cumulative Effect of
 Accounting Change, Net
 of Applicable Income
 Taxes of $63 Million              (103)           --         --
                              ---------     ---------
Net Income (Loss)            $     (134)   $      406     (133.0)
                              =========     =========





                           US Airways, Inc.              NEWS
                        RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                                (unaudited)

                                    Three Months Ended June 30,
                                  -----------------------------
                                                           %
                                    2000       1999     Change
                                  -------    -------   --------
Revenue passengers (thousands)*    15,554     14,755     5.4
Total revenue passenger miles
 (millions)                        12,155     10,910    11.4
Revenue passenger miles
 (millions)*                       12,138     10,886    11.5
Total available seat miles
 (millions)                        16,266     14,846     9.6
Available seat miles(millions)*    16,247     14,817     9.7
Passenger load factor*               74.7%      73.5%    1.2 pts.
Break-even load factor (Note 2)      72.1%      65.7%    6.4 pts.
Yield* (Note 3)                     16.24c     17.20c   (5.6)
Passenger revenue per available
 seat mile* (Note 3)                12.14c     12.64c   (4.0)
Revenue per available seat mile
 (Note 2 and 3)                     13.33c     13.70c   (2.7)
Cost per available seat mile
 (Note 2)                           12.62c     12.37c    2.0
Average passenger journey (miles)*    780        738     5.7
Average stage length (miles)*         645        612     5.4
Revenue aircraft miles (millions)*    118        110     7.3
Cost of aviation fuel per gallon    85.29c     52.40c   62.8
Cost of aviation fuel per gallon
 (excluding fuel taxes)             78.98c     46.22c   70.9
Gallons of aviation fuel consumed
 (millions)                           309        286     8.0
Schedule mileage completion factor*  97.1%      97.6%   (0.5)pts.
Number of aircraft in operating
 fleet at period-end                  395        382     3.4
Full-time equivalent employees at
 period-end                        42,653     39,599     7.7

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations and the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers.

Note 3. Effective January 1, 2000, US Airways changed its accounting policy related to Dividend Miles revenue recognition in connection with guidance found in the Securities and Exchange Commission Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements." The 1999 amount has been adjusted to show what US Airways would have reported if the new accounting policy had been in effect in periods prior to 2000.




                       US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                                (unaudited)

                                     Six Months Ended June 30,
                                  -----------------------------
                                                           %
                                    2000       1999     Change
                                  -------    -------   --------
Revenue passengers (thousands)*    28,357     27,752     2.2
Total revenue passenger miles
 (millions)                        21,830     20,483     6.6
Revenue passenger miles
 (millions)*                       21,798     20,439     6.6
Total available seat miles
 (millions)                        31,324     28,980     8.1
Available seat miles(millions)*    31,284     28,924     8.2
Passenger load factor*               69.7%      70.7%   (1.0)pts.
Break-even load factor (Note 2)      71.6%      65.4%    6.2 pts.
Yield* (Note 3)                     16.77c     17.45c   (3.9)
Passenger revenue per available
 seat mile* (Note 3)                11.69c     12.33c   (5.2)
Revenue per available seat mile
 (Note 2 and 3)                     12.88c     13.42c   (4.0)
Cost per available seat mile
 (Note 2)                           12.99c     12.55c    3.5
Average passenger journey (miles)*    769        736     4.5
Average stage length (miles)*         630        613     2.8
Revenue aircraft miles (millions)*    229        215     6.5
Cost of aviation fuel per gallon    86.98c     47.92c   81.5
Cost of aviation fuel per gallon
 (excluding fuel taxes)             80.58c     41.78c   92.9
Gallons of aviation fuel consumed
 (millions)                           594        561     5.9
Schedule mileage completion factor*  96.9%      96.8%    0.1 pts.
Number of aircraft in operating
 fleet at period-end                  395        382     3.4
Full-time equivalent employees at
 period-end                        42,653     39,599     7.7

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations and the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers.

Note 3. Effective January 1, 2000, US Airways changed its accounting policy related to Dividend Miles revenue recognition in connection with guidance found in the Securities and Exchange Commission Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements." The 1999 amount has been adjusted to show what US Airways would have reported if the new accounting policy had been in effect in periods prior to 2000.


                             US Airways Group, Inc.
NEWS RELEASE
                             SUPPLEMENTAL SCHEDULE

                                  (unaudited)
                  (dollars in millions, except per share amounts)


                                        Three Months Ended June 30,
                             -----------------------------------------------
                                            As
                                         Reported           Pro Forma
                                          1999       %        1999        %
                               2000      (Note 1)   Change   (Note1)    Change
                             --------   ---------   ------  ---------   ------
US AIRWAYS GROUP, INC.
Operating Revenues
 Passenger transportation    $  2,212   $  2,063      7.2   $    2,098    5.4
 Cargo and freight                 39         35     11.4           35   11.4
 Other                            182        188     (3.2)         145   25.5
                              -------    -------            ----------
  Total Operating Revenues   $  2,433   $  2,286      6.4   $    2,278    6.8
                              =======    =======            ==========
Net Income (Loss)            $     80   $    317    (74.8)  $      313  (74.4)
                              =======    =======            ==========

Earnings (Loss) per Common Share
 Basic                       $   1.19   $   4.34    (72.6)  $     4.28  (72.2)
 Diluted                     $   1.17   $   4.26    (72.5)  $     4.20  (72.1)


US AIRWAYS, INC.
Operating Revenues
 Passenger transportation    $  1,972   $  1,838      7.3   $    1,873    5.3
 US Airways Express
  transportation revenue          231        206     12.1          206   12.1
 Cargo and freight                 38         34     11.8           34   11.8
 Other                            158        170     (7.1)         127   24.4
                              -------    -------            ----------
  Total Operating Revenues   $  2,399   $  2,248      6.7   $    2,240    7.1
                              =======    =======            ==========
Net Income (Loss)            $     78   $    339    (77.0)  $      335  (76.7)
                              =======    =======            ==========




Note 1. Effective January 1, 2000, US Airways changed its accounting policy related to Dividend Miles revenue recognition in connection with guidance found in the Securities and Exchange Commission Staff Accounting Bulletin 101,"Revenue Recognition in Financial Statements." The Pro Forma 1999 amounts above are provided to show what US Airways would have reported if the new accounting policy had been in effect in periods prior to 2000.




                              US Airways Group, Inc.           NEWS RELEASE
                             SUPPLEMENTAL SCHEDULE

                                  (unaudited)
                  (dollars in millions, except per share amounts)


                                        Six Months Ended June 30,
                             -----------------------------------------------
                                            As
                                         Reported           Pro Forma
                                           1999       %      1999        %
                               2000      (Note 1)   Change  (Note1)    Change
                             --------   ---------   ------  --------- ------
US AIRWAYS GROUP, INC.
Operating Revenues
 Passenger transportation    $  4,096   $  3,919      4.5   $  3,987    2.7
 Cargo and freight                 78         75      4.0         75    4.0
 Other                            357        364     (1.9)       279   28.0
                              -------    -------             -------
  Total Operating Revenues   $  4,531   $  4,358      4.0   $  4,341    4.4
                              =======    =======             =======
Net Income (Loss)            $   (138)  $    363   (138.0)  $    353 (139.1)
                              =======    =======             =======

Earnings (Loss) per Common Share
 Basic                       $  (2.07)  $   4.76   (143.5)  $   4.63 (144.7)
 Diluted                     $  (2.07)  $   4.67   (144.3)  $   4.54 (145.6)


US AIRWAYS, INC.
Operating Revenues
 Passenger transportation    $  3,656   $  3,499      4.5   $  3,566    2.5
 US Airways Express
  transportation revenue          422        382     10.5        382   10.5
 Cargo and freight                 76         73      4.1         73    4.1
 Other                            304        334     (9.0)       250   21.6
                              -------    -------             -------
  Total Operating Revenues   $  4,458   $  4,288      4.0   $  4,271    4.4
                              =======    =======             =======
Net Income (Loss)            $   (134)  $    406   (133.0)  $    396 (133.8)
                              =======    =======             =======


Note 1. Effective January 1, 2000, US Airways changed its accounting policy related to Dividend Miles revenue recognition in connection with guidance found in the Securities and Exchange Commission Staff Accounting Bulletin 101,"Revenue Recognition in Financial Statements." The Pro Forma 1999 amounts above are provided to show what US Airways would have reported if the new accounting policy had been in effect in periods prior to 2000.




                                                            NEWS RELEASE

                                                            2345 Crystal Drive
                                                            Arlington, VA 22227

[LOGO OF US AIRWAYS]                                        Contact:
                                                            (703) 872-5100


-------------------------------------------------------------------------------

                            US AIRWAYS STATEMENT

      ARLINGTON, Va., July 27, 2000 -- US Airways issued the following statement in response to the comments made on July 26 by Senators McCain and Gorton on the proposed US Airways-United Airlines merger:

      The professionals at the Department of Justice, with the advice of the Department of Transportation, are in the process of analyzing and evaluating the proposed US Airways-United Airlines merger. The state Attorneys General are conducting their own reviews. US Airways is actively participating in these processes and is confident that the merger will bring overwhelming consumer benefits and great opportunities for the communities we serve. Moreover, it will bring a vibrant new entrant into the marketplace in the form of DC Air and provides an unprecedented guarantee of job security for the more than 40,000 US Airways employees. We fully believe that these governmental reviews will come to the positive conclusion that this merger is in the public interest and will significantly enhance domestic and international competition.



                          PARTICIPANT INFORMATION

In connection with the merger of US Airways with a wholly-owned subsidiary of UAL Corporation, US Airways filed a preliminary proxy statement on
Schedule 14A with the United States Securities and Exchange Commission (the "SEC") on July 6, 2000. STOCKHOLDERS OF US AIRWAYS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Information concerning participants in the solicitation of proxies by US Airways from stockholders to approve the merger, as well as information on how you can get the definitive proxy statement for free, when it becomes available, and other relevant documents, on the SEC web site is contained in the Schedule 14A filed by US Airways with the SEC pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, on May 25, 2000.